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                                                                     EXHIBIT 1.1

                           ANIXTER INTERNATIONAL INC.

                            DEALER MANAGER AGREEMENT



                                                                November 8, 2004



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED
Four World Financial Center
New York, New York  10080




Ladies and Gentlemen:

         1. General. Anixter International Inc., a Delaware corporation (the "COMPANY"), plans to make a tender offer to exchange (the "OFFER") up to $378,135,000 aggregate principal amount at maturity of the Company's outstanding Liquid Yield Option Notes Due 2033 (Zero Coupon-Senior) (the "SECURITIES") for newly issued Zero Coupon Convertible Notes Due 2033 (the "NEW SECURITIES"), on the terms and subject to the conditions set forth in the Preliminary Prospectus dated the date hereof and included in the Registration Statement (as defined below) (and as amended or supplemented from time to time prior to effectiveness of the Registration Statement, the "PRELIMINARY PROSPECTUS"), and the related Letter of Transmittal (the "LETTER OF TRANSMITTAL") dated the date hereof and filed as Exhibit 99.1 to the Registration Statement.

         The New Securities will be issued pursuant to an indenture (the "NEW INDENTURE") to be entered into between the Company and The Bank of New York, as Trustee (the "NEW TRUSTEE"). The New Securities will be convertible into cash and shares of common stock, par value $1.00 per share, of the Company (the "COMMON STOCK") on the terms, and subject to the conditions, set forth in the New Indenture.

         The following materials to be used by the Company in connection with the Offer, as any of them may be amended, modified or supplemented from time to time, are collectively referred to herein as the "OFFER MATERIAL":



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         (a) The Company's Registration Statement on Form S-4 filed with the
Securities and Exchange Commission (the "COMMISSION") on November 8, 2004 pursuant to the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 ACT"), relating to the Offer and the issuance and delivery of the New Securities in connection therewith. As used in this agreement (the "DEALER MANAGER AGREEMENT" or this "AGREEMENT"), the term "REGISTRATION STATEMENT" means such registration statement, including all exhibits, financial statements, schedules or other information included or incorporated by reference therein, when it becomes effective under the 1933 Act, and as amended or supplemented from time to time.

         (b) The Company's Prospectus relating to the Offer and the New Securities to be issued in connection therewith. As used in this Agreement, the term "PROSPECTUS" means (i) any prospectus, as amended or supplemented on or prior to the Acceptance Date (including, but not limited to, the Preliminary Prospectus) that the Company uses, prepares, files, distributes or approves in writing which is used to solicit tenders of Securities in the Offer, or (ii) after the effectiveness of the Registration Statement, the prospectus, if any, filed with the Commission pursuant to Rule 424(b) under the 1933 Act, in the form it was first filed, provided that such prospectus was used to solicit tenders of Securities in the Offer on or prior to the Acceptance Date. All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated, or deemed to be incorporated, by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference therein pursuant to Form S-4 under the 1933 Act, as of the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1934 ACT") and so incorporated, or deemed to be incorporated, by reference (such incorporated documents, financial statements and schedules being herein called the "INCORPORATED DOCUMENTS"). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         (c) The Tender Offer Statement on Schedule TO (the "SCHEDULE TO") filed or to be filed by the Company with the Commission pursuant to Rule 13e-4 under the 1934 Act and all amendments to the Schedule TO (each an "AMENDMENT" and, collectively, the "AMENDMENTS") and the Letter of Transmittal.

         (d) The form of letter to Registered Holders and The Depository Trust Company Participants relating to the Offer, and the form of letter to Clients of Registered Holders and The Depository Trust Company Participants relating to the Offer.

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         (e) Any other documents or materials whatsoever (including newspaper announcements and press releases) relating to the Offer that are distributed or made available to the public or the holders of the Securities by or at the direction of the Company in connection with the Offer.

         2. Engagement as Dealer Manager. (a) The Company hereby retains Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the exclusive dealer manager with respect to the Offer (the "DEALER MANAGER"). On the basis of the representations and warranties and agreements of the Company herein contained and subject to and in accordance with the terms and conditions hereof and of the Offer Material, you hereby agree to act as Dealer Manager in connection with the Offer and in connection therewith, you shall act in accordance with your customary practices and shall perform those services in connection with the Offer that are customarily performed by investment banking firms in connection with acting as a dealer manager of exchange offers of a like nature, including, but not limited to, soliciting tenders pursuant to the Offer and communicating generally regarding the Offer with brokers, dealers, commercial banks and trust companies and other persons, including the holders of the Securities. The Dealer Manager shall have no obligation to cause copies of the Offer Material to be transmitted generally to the holders of the Securities.

         (b) The Company acknowledges and agrees that the Dealer Manager has been retained hereunder to act solely as Dealer Manager. In such capacity, the Dealer Manager shall act hereunder as an independent contractor and shall not be deemed the agent or fiduciary of the Company or any of its affiliates, equity holders or creditors or of any other person, and any of the duties of the Dealer Manager arising out of the Dealer Manager's engagement pursuant to this Agreement shall be owed solely to the Company. The Dealer Manager shall not be liable to the Company, its affiliates, equity holders or creditors or to any other person for any act or omission on the part of, and shall not be deemed to be the agent or fiduciary of, any broker or dealer (except that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated may be deemed the agent or fiduciary of Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as broker or dealer), commercial bank or trust company and no such broker or dealer, commercial bank or trust company shall be deemed to be acting as the agent or fiduciary of the Dealer Manager (including, without limitation, for purposes of Section 10 of this Agreement). Nothing contained in this Agreement shall constitute the Dealer Manager a partner of or joint venturer with the Company.

         3. Solicitation Material, Withdrawal. The Company agrees to furnish you with as many copies as you may reasonably request of any Offer Material, and hereby authorizes you to use the Offer Material in connection with the Offer. The Company agrees that, within a reasonable time prior to using any Offer Material, it will submit copies of such material to you and your counsel and will not use or publish any such material to which you reasonably object. The Company agrees that the Offer Material have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Offer Material then being used or that would affect the accuracy or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.


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         In the event that (i) the Company uses or permits the use of any Offer
Material (a) that has not been submitted to you and your counsel for comment or
(b) that has been so submitted and with respect to which you or your counsel have made comments, but which comments have not resulted in a response reasonably satisfactory to you to reflect such comments, (ii) the Company shall have breached any of its representations, warranties, agreements, obligations or covenants contained herein, (iii) there shall have occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, that, in your judgment, makes it impracticable or inadvisable to carry out the Offer, the exchange of Securities pursuant thereto or the performance of this Agreement, (iv) the Offer is terminated or withdrawn for any reason or (v) any stop order, restraining order, injunction or denial of an application for approval has been issued in connection with the Offer and not thereafter stayed or vacated or any proceeding, litigation or investigation in connection with the Offer has been initiated, that, in either case in your judgment, makes it impracticable or inadvisable to carry out the Offer, the exchange of Securities pursuant thereto or the performance of this Agreement, then in any such case you shall be entitled to withdraw as Dealer Manager, by providing written notice of such withdrawal to the Company, without any liability or penalty to you or any other Indemnified Party (as defined in Section 10) and without loss of any right to the payment of all expenses payable in accordance with Section 5 hereunder which have been incurred by you to the date of such withdrawal. If you withdraw as Dealer Manager in accordance with the foregoing provision, the reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after such date. Notwithstanding anything contained in this Agreement to the contrary, the Company may, in its discretion, carry out the Offer after your withdrawal as Dealer Manager, provided that the Company (y) amends or supplements the Offer Material to disclose that you have withdrawn as Dealer Manager and (z) utilizes a means reasonably calculated to reach holders of the Securities to inform them of such withdrawal.

         4. Compensation. The Company agrees that it shall pay the Dealer Manager a fee for its services as Dealer Manager hereunder equal to .25% of the accreted principal amount of Securities validly tendered and accepted by the Company pursuant to the Offer, and that such compensation will be paid in cash immediately upon the completion of the Offer.

         5. Expenses. The Company agrees that it will pay all of the following expenses related to the Offer: (i) all fees and expenses relating to the preparation, printing, mailing and publishing of the Offer Material, including the cost of preparation and filing of the Registration Statement and any amendment thereto and Schedule TO and any Amendments thereto, and the cost of furnishing copies thereof to the Dealer Manager, (ii) all fees and expenses of the Company's counsel and accountants and of the Exchange Agent and Information Agent (each as defined in Section 6), (iii) all advertising charges, (iv) all fees and expenses of any depositary, transfer agent or other person rendering services in connection with the Offer, (v) the fees and expenses of the New Trustee, including the fees and disbursements of counsel for the New Trustee in connection with the New Indenture, (vi) mailing and handling expenses incurred by brokers and dealers (including you), commercial banks, trust companies and other nominees in forwarding the Offer Material to their customers, (vii) the cost of the preparation, issuance and delivery of the certificates for the New Securities, including any and all transfer and other taxes payable thereon, except as otherwise stated in the Letter of Transmittal, (viii) all expenses in



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connection with the qualification of the New Securities and the shares of
Common Stock issuable upon conversion of the New Securities for offer and delivery under state securities or blue sky laws, (ix) all costs and expenses incident to the additional listing of the Common Stock issuable upon conversion of the New Securities on the New York Stock Exchange, (x) any fees payable in connection with the rating of the New Securities, (xi) all fees and expenses of Shearman & Sterling LLP as counsel to the Dealer Manager and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5. All payments to be made by the Company pursuant to this Section 5 shall be made promptly after the expiration or termination of the Offer or withdrawal by you from acting as Dealer Manager in accordance with Section 3 or, if later, promptly after the related fees or expenses accrue and are invoiced. The Company shall perform its obligations set forth in this Section 5 whether or not the Offer is commenced or the Company acquires any Securities pursuant to the Offer or otherwise.

         6. Exchange Agent and Information Agent. (a) The Company will arrange for The Bank of New York, a New York banking corporation, to serve as exchange agent (the "EXCHANGE AGENT") in connection with the Offer and, as such, to advise you at least daily as to such matters relating to the Offer as you may request. The Company shall provide you or cause The Depository Trust Company ("DTC") to provide you with copies of the records or other lists showing the names and addresses of, and number of Securities held by, the holders of Securities as of a recent date and shall, from and after such date, use its reasonable efforts to cause you to be advised from day to day during the pendency of the Offer of all transfers of Securities, such notification consisting of the name and address of the transferor and transferee of any Securities and the date of such transfer. The Company will arrange for Morrow & Co., Inc. to serve as information agent ("INFORMATION AGENT") in connection with the Offer and, as such, to advise you as to such matters relating to the Offer as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

         (b) The Company authorizes you to communicate with the Exchange Agent, the Information Agent and with DTC in its capacity as depositary, with respect to matters relating to the Offer.

         7. Representations, Warranties and Certain Agreements of the Company.
(a) The Company represents and warrants to the Dealer Manager, and agrees with the Dealer Manager, as of the date hereof, as of the date of commencement of the Offer pursuant to Section 13(e) of the 1934 Act (if different than the date hereof) (the "COMMENCEMENT DATE") and as of the date on which the Securities are accepted by the Company pursuant to the Offer (the "ACCEPTANCE DATE") (unless another date is specifically referenced in which case the representation and warranty shall speak as of such date):

         (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-4 under the 1933 Act and, on or prior to the Commencement Date, has filed with the Commission the Registration Statement and paid the applicable filing fees. As of the Acceptance Date, the Registration Statement and any post-effective amendment thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the



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knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement and any post-effective amendments thereto become effective and at the Acceptance Date, the Registration Statement and any amendments thereto will comply in all material respects with the requirements of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by you or on your behalf specifically for use therein, it being understood and agreed that the only such information furnished by the Dealer Manager consists of the Dealer Manager's legal and marketing name.

         Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, complied when so filed in all material respects with the 1933 Act and each preliminary prospectus and the Prospectus prepared for use in connection with the Offer will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (ii) Offer Material. A complete and correct copy of the Offer Material has been furnished to you and your counsel or will be furnished no later than the Commencement Date. The Offer Material, as then amended or supplemented (other than the Prospectus and the Registration Statement, and any amendments and supplements thereto, which are covered in subsection (i) above), complied and will comply in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Offer Material nor any amendments or supplements thereto (other than the Prospectus and the Registration Statement, and any amendments and supplements thereto, which are covered in subsection (i) above) included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (iii) Incorporated Documents. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Acceptance Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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         (iv) Financial Statements. The financial statements of the Company, together with the related schedules and notes to such financial statements, included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and the statement of operations, stockholder's equity and cash flows of the Company and its consolidated subsidiaries for the periods shown, and except as otherwise disclosed in the Prospectus, such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved, except as stated therein; and any schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected historical financial data set forth under the caption "Selected Consolidated Historical Financial Data" in the Prospectus present fairly the information shown therein and have been compiled as described in the Prospectus under the caption "Selected Consolidated Historical Financial Data."

         (v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Prospectus, are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1934 Act.

         (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (viii) Good Standing of Subsidiaries. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good



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standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

         (ix) Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

         (x) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (xi) Authorization of the New Indenture. The New Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the New Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (xii) Authorization of the New Securities. The New Securities have been duly authorized and, at the Acceptance Date, will have been duly executed by the Company and, when authenticated by the New Trustee in the manner provided for in the New Indenture and delivered by the Company as provided in the Offer Material, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (xiii) Description of the New Securities and the New Indenture. The New Securities and the New Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus.

         (xiv) Authorization and Description of Common Stock. The Common Stock conforms to all statements relating thereto contained in or incorporated by reference in the Prospectus and Offer Material and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the New Securities in accordance with the New Indenture and as provided in the Offer Material, the New Securities will be convertible at the option of the holder thereof for cash and shares of Common Stock, if any, in accordance with the terms of the New Securities and the New Indenture; the shares of Common Stock issuable upon conversion of the New Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when

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issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any security holder of the Company.

         (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect. The (i) execution, delivery and performance by the Company of this Agreement, the New Indenture and the New Securities, (ii) the making and consummation of the Offer by the Company (including, but not limited to, the issuance and delivery of the New Securities as provided in the Offer), (iii) use of the Offer Material and the filing of the Registration Statement, the Prospectus and the Schedule TO and any amendments or supplements thereto, and (iv) consummation by the Company of the transactions contemplated in this Agreement and in the Offer Material, in each case, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

         (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent.

         (xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the ability of the Company to consummate the Offer or perform its obligations thereunder, including, without limitation, its obligations under this Agreement, the New Indenture and the New Securities; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their

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respective property or assets is the subject which are not described in the
Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (xviii) Accuracy of Exhibits. All of the descriptions of contracts or other documents contained or incorporated by reference in the Prospectus are accurate and complete descriptions of such contracts or other documents. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

         (xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

         (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Company of this Agreement, the New Indenture, or the New Securities, in connection with the consummation of the Offer or the other transactions described in the Offer Material, including but not limited to the issuance and delivery of the New Securities and the issuance of shares of Common Stock upon conversion of New Securities, except such as have been already obtained or as may be required under the 1933 Act or state securities laws.

         (xxi) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

         (xxiii) Investment Company Act. The Company is not, and after giving effect to the issuance of the New Securities in connection with the Offer will not be, an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

         (xxiv) Market Data. The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data delivered from such sources.

         (xxv) Compliance with Environmental Laws. Except as described in the Registration Statement and Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the best knowledge of the Company after reasonable investigation, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or asbestos-containing materials (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws, and to the best knowledge of the Company after reasonable investigation, are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company after reasonable investigation, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the best knowledge of the Company after reasonable investigation, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         (xxvi) 1934 Act Reports. The Company is subject to Section 13 or 15(d) of the 1934 Act. The Incorporated Documents, where applicable, and the Prospectus comply in all material respects with Regulation G and with Item 10(e) of Regulation S-K.

         (xxvii) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities; such disclosure controls and procedures are effective to perform the functions for which they were established. The Company's auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting, in each case, that have arisen since the date of the certifications included as Exhibits 31.1 and 31.2 to the Company's most recent quarterly report on Form 10-Q. Since the date of the most recent evaluation of such disclosure controls and procedures, there has been no change in internal controls that has materially affected, or is reasonably likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

         (b) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Dealer Manager as to the matters covered thereby.

         8. Additional Agreements. (a) The Company shall notify you immediately and, if requested, shall notify you in writing of (i) when the Registration Statement has become effective and when any Prospectus is mailed (or otherwise sent) for filing pursuant to Rule 424 under the 1933 Act, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the filing of any post-effective amendment to the Registration Statement, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Preliminary Prospectus or any Offer Material, or of the suspension of the qualification of the New Securities or the shares of Common Stock issuable upon conversion thereof for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, (vi) the occurrence of any event that could cause the Company to withdraw or terminate the Offer or would permit the Company to exercise any right not to accept tendered Securities, (vii) any proposal or requirement to make, amend or supplement any other Offer Material, (viii) the commencement of any material litigation or the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the Offer (and, if in writing, will furnish you a copy thereof), (ix) the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the New Securities or the shares of Common Stock issuable upon conversion thereof under state securities or blue sky laws or the initiation or threatening of any proceeding for that purpose, (x) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would reasonably be expected to (a) cause the Company to amend, withdraw or terminate the Offer, (b) cause any representation or warranty contained in this Agreement to be untrue or inaccurate, or (c) permit the Company to exercise any right not to exchange the Securities tendered in the Offer (and the Company will so advise you before such rights are exercised) and (xi) any other information relating to the Offer which you may from time to time reasonably request.

         The Company agrees that if any event occurs or condition exists as a result of which the Offer Material (other than the Registration Statement and the Prospectus, for which provision is made in Section 8(g) below) would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances existing when the Offer Material is delivered to a holder of Securities, not misleading, or if, in the opinion of the Company, after consultation with you, it is necessary at any time to amend or supplement the Offer Material to comply with applicable law, the Company shall immediately notify you, prepare an amendment or supplement to the Offer Material that will correct such statement or omission or effect such compliance and supply such amended or supplemented Offer Material to you.

         (b) The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, will make every reasonable effort to obtain the lifting thereof at the earliest possible moment.

         The Company will file promptly all reports or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Preliminary Prospectus and for so long as the delivery of a prospectus is required in connection with the Offer. The Company will promptly file with the Commission on the Commencement Date a Schedule TO and will promptly file as required any and all necessary Amendments.

         (c) On the Commencement Date, the Company will cause to be delivered to each registered holder of the Securities, as soon practicable, a copy of the Preliminary Prospectus and Letter of Transmittal and all other appropriate Offer Material. Thereafter, to the extent practicable until the expiration or termination of the Offer, the Company will use its best efforts to cause copies of such material to be mailed to each person who becomes a registered holder of any Securities.

         (d) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish you with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you shall reasonably object in writing.

         (e) The Company has furnished or will deliver to you, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to you, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as you may reasonably request. The Company further agrees that the Registration Statement and each amendment thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (f) The Company will deliver to you, without charge, as many copies of the Prospectus as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to you, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as you may reasonably request. The Company further agrees that the Prospectus and any amendments or supplements thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (g) The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the New Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with the distribution of the New Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a holder of Securities, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to the terms of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to you, without charge, such number of copies of such amendment or supplement as you may reasonably request.

         (h) The Company will use its best efforts, in cooperation with you and in accordance with Rule 13e-4 of the 1934 Act, to qualify the New Securities and the shares of Common Stock issuable upon conversion thereof for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as you and the Company may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the New Securities and the shares of Common Stock issuable upon conversion thereof have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

         (i) The Company will not, directly or indirectly, distribute the Offer Material to any holder of Securities in or from any jurisdiction outside the United States, or otherwise extend the Offer to any holder of Securities residing in any jurisdiction outside the United States, except under circumstances that will result in compliance with the applicable laws and regulations of such jurisdiction.

         (j) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (k) On or prior to the Commencement Date, the Company will have entered into agreements, oral or written, with the Information Agent and the Exchange Agent and will have made appropriate arrangements, to the extent applicable, with DTC or any other "qualified" securities depositary to allow for the book-entry movement of the tendered Securities between depositary participants and the Exchange Agent.

         (l) The Company will use its best efforts to cause all shares of Common Stock issuable upon conversion of the New Securities to be listed on the New York Stock Exchange.

         9. Documentary Covenants. (a) The Company covenants that it shall, on the Commencement Date, deliver or cause to be delivered to you each of (i) the signed opinion, dated the Commencement Date, of John A. Dul, Vice President -- General Counsel and Secretary of the Company, in form and substance satisfactory to your counsel, to the effect set forth in Exhibit A hereto, (ii) the signed opinion, dated the Commencement Date, of Schiff Hardin LLP, counsel for the Company, in form and substance satisfactory to your counsel, to the effect set forth in Exhibit B hereto, (iii) a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Commencement Date, to the effect that, since the date of the most recent financial statements included in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (other than as set forth in the Prospectus), (iv) a certificate, dated the Commencement Date, of the Secretary of the Company in form and substance reasonably satisfactory to you and (v) a letter from Ernst & Young LLP, dated as of the Commencement Date, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (b) Unless you have previously withdrawn as Dealer Manager, the Company covenants that it shall, on the Acceptance Date, deliver or cause to be delivered to you each of the documents listed in clauses (i) through (v) below and that it shall not accept Securities tendered pursuant to the Offer unless on such Acceptance Date it shall have delivered or caused to be delivered to you each such document: (i) the signed opinion, dated the Acceptance Date, of John
A. Dul, Vice President -- General Counsel and Secretary of the Company, in form and substance satisfactory to your counsel, to substantially the same effect set forth in Exhibit A hereto and covering such further matters as your counsel shall reasonably request, (ii) the signed opinion, dated the Acceptance Date, of Schiff Hardin LLP, counsel for the Company, in form and substance satisfactory to your counsel, to substantially the same effect set forth in Exhibit B hereto and covering such further matters as your counsel shall reasonably request,
(iii) a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Acceptance Date, to the effect that (w) since the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (other than as set forth in the Prospectus), (x) the Company's representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Acceptance Date, and (y) the Company has complied with all agreements and taken all actions to be performed or satisfied by the Company pursuant to this Agreement at or prior to the Acceptance Date, and (z) the Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission, (iv) a certificate, dated the Acceptance Date, of the Secretary of the Company in form and substance reasonably satisfactory to you, and (v) a letter from Ernst & Young LLP, dated as of the Acceptance Date, to the effect that Ernst & Young LLP reaffirms the statements made in the letter furnished pursuant to subsection
(a)(v) of this Section 9, except that the specified date referred to shall be a date not more than three business days prior to the Acceptance Date.

         10. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Dealer Manager and its affiliates, directors, officers, employees, representatives and agents and each person who controls the Dealer Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each of the Dealer Manager and each such person being an "INDEMNIFIED PARTY") as follows:

         (i) from and against any and all losses, claims, damages, liabilities and reasonable expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) any untrue statement or alleged untrue statement of a material fact contained in the Offer Material, as amended or supplemented, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any of its representation, warranties or agreements contained herein, (C) the Company's failure to make or consummate the Offer or the withdrawal, rescission, termination, amendment or extension of the Offer or any other failure on the Company's part to comply with the terms and conditions contained in the Offer Material, (D) any of the transactions contemplated in the Offer Material or the engagement of the Dealer Manager pursuant to, and the performance by the Dealer Manager of the services contemplated by, this Agreement except in the case of this clause (D) to the extent that any losses, claims, damages, liabilities or expenses are found in a final judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence, bad faith or willful misconduct of an Indemnified Party, or (E) any action taken or omitted to be taken by an Indemnified Party with the consent of the Company or in conformity with the instructions or actions or omissions of the Company;

         (ii) from and against any and all losses, claims, damages, liabilities and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in subparagraph (i) above, provided that any such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld); and

         (iii) from and against any and all reasonable expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out of or based on any matter described in (i) above, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the Company shall not be liable under clause (A) of subparagraph (i) above to the extent that any losses, claims, damages, liabilities or expense arise out of any untrue statement or omission or alleged untrue statement or omission made in the Offer Material in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Offer Material, it being understood and agreed that the only such information furnished by the Dealer Manager consists of the Dealer Manager's legal and marketing name.

         (b) The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its security holders or creditors relating to or arising out of the engagement of the Dealer Manager pursuant to, or the performance by the Dealer Manager of the services contemplated by, this Agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Dealer Manager.

         (c) If the indemnification provided for in Section 10(a) hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein (other than as a result of the proviso to Section 10(a) or, in the case of clause (D) of Section 10(a)(i), as a result of the gross negligence, bad faith or willful misconduct of an Indemnified Party), then the Company agrees to contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand and to the Dealer Manager on the other hand from the Offer (whether or not consummated) or (ii) if, but only if, the allocation provided by clause
(i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Dealer Manager on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits to the Company on the one hand and the Dealer Manager on the other hand, in connection with the Offer (whether or not consummated) shall be deemed to be in the same proportion as the total value paid or proposed to be paid to holders of the Securities pursuant to the Offer (whether or not consummated) bears to the fees actually received by the Dealer Manager pursuant to Section 4 hereunder. The relative fault of the Company on the one hand and the Dealer Manager on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(c). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 10(c) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission; provided, however, that to the extent permitted by applicable law, in no event shall the Dealer Manager be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by the Dealer Manager under Section 4 of this Agreement.

         (d) In the event an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company, the Company agrees to reimburse such Indemnified Party for all reasonable expenses as incurred by such Indemnified Party in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

         (e) Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification or contribution may be sought hereunder, such Indemnified Party shall notify the Company in writing of such claim or of the commencement of such action, claim or proceeding, but failure so to notify the Company will not relieve the Company from any liability which it may have hereunder to such Indemnified Party except to the extent that the Company has been prejudiced in any material respect by such failure, and in any event will not relieve the Company from any other liability that it may have to such Indemnified Party. In the event of any such claim, action or proceeding, if such Indemnified Party shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it wishes, may assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and shall pay the reasonable fees and expenses of such counsel; provided, however, (i) if the Company fails to assume such defense within fifteen business days after receiving written notice of any such claim, action or proceeding or (ii) if there exists or may exist a conflict of interest that would make it inappropriate in the reasonable judgment of such Indemnified Party for the same counsel to represent both the Indemnified Party and the Company, then such Indemnified Party shall be entitled to retain its own counsel at the reasonable expense of the Company provided, further, however, that the Company shall not be required to pay the fees and expenses of more than one separate counsel (in addition to any local counsel) for all Indemnified Parties in any jurisdiction in respect of any single claim, action or proceeding. In respect of any claim, action or proceeding the defense of which shall have been assumed by the Company in accordance with the foregoing, each Indemnified Party shall have the right to participate in such litigation and to retain its own counsel at its own expense.

         (f) The Company agrees that, without your prior written consent, it will not settle, compromise or consent to the entry of any judgment in or with respect to any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this
Section 10 (whether or not you or any other Indemnified Party is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, investigation or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party. The Company shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement.

         (g) If at any time an Indemnified Party shall have requested that the Company reimburse the Indemnified Party for fees and expenses of counsel, the Company agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Company shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

         (h) The rights of any Indemnified Party under this Agreement shall be in addition to and not in limitation of any rights that any Indemnified Party may have at common law or otherwise.

         11. Survival of Indemnities, Representations, Warranties, Etc. The indemnity and contribution agreements contained in Section 10, the provisions of
Section 5 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company or any Indemnified Party and (iii) any withdrawal by you pursuant to
Section 3.

         12. Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

         13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. Parties In Interest. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, the Dealer Manager and the other Indemnified Parties (as defined in Section 10) and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

         15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND PERFORMED IN THAT STATE.

         16. References to the Dealer Manager. The Company agrees that any reference to the Dealer Manager in the Registration Statement, Prospectus or Offer Material, or in any other release or communication relating to the Offer, is subject to your prior approval, which approval shall not be unreasonably withheld or delayed.

         17. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt being confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:


                           (a)      If to the Dealer Manager:

                                    Merrill Lynch & Co.,
                                    Merrill Lynch, Pierce, Fenner & Smith
                                                 Incorporated
                                    Four World Financial Center




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



                                    New York, New York  10080
                                    Telecopier No. (212) 449-3207
                                    Attention: Global Origination Counsel




                           (b)      If to the Company:

                                    Anixter International, Inc.
                                    2301 Patriot Blvd.,
                                    Glenview, Illinois 60026
                                    Telecopier No. (224) 521-8604
                                    Attention: General Counsel & Secretary



         18. Securities Positions. The Company acknowledges that it has no objection to the fact that, in the course of trading activities, the Dealer Manager may from time to time have positions in, and, in accordance with applicable law, buy or sell securities of, the Company and its affiliates.

         19. Tombstone. You may place an announcement in such newspapers and periodicals as you may choose, stating that the Dealer Manager is acting or has acted as exclusive dealer manager for the Company in connection with the Offer. Any such announcement shall be at your sole option and expense and subject to the reasonable approval of the Company.

         20. Waiver of Right to Trial by Jury and Applicable Law. The Dealer Manager and the Company each waive any right to trial by jury in any action, claim, suit or proceeding with respect to the engagement of the Dealer Manager hereunder.

         21. Miscellaneous. The descriptive headings contained in this Agreement are incorporated for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         22. Entire Agreement; Amendment. This Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.

                            [SIGNATURE PAGES FOLLOW]





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
         Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement among us.

                                     Very truly yours,

                                     ANIXTER INTERNATIONAL INC.




                                     By:
                                        ----------------------------------
                                          Name:
                                          Title:


Accepted as of the date first above written:

MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:
   -------------------------------
     Name: Joseph T. McIntosh
     Title:   Director










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